                                                                    Exhibit 10.8


                     Certificate of Comprehensive Insurance

            (for Federal Consolidation Loans made in accordance with Title IV, Part B of the Higher Education Act of 1965, as amended)

Education Assistance Corporation, herein referred to as the "Agency" authorizes that all Federal Consolidation Loans made in conformity with the requirements of Part B of Title IV of the Higher Education Act of 1965, as amended, by U.S. Bank National Association as Trustee for Education Loans Incorporated, herein referred to as the "Lender," are guaranteed to the maximum reinsurance provided pursuant to the Act against loss of principal and interest by the Agency provided:

1. The Lender has determined to its satisfaction, in accordance with reasonable and prudent business practices, for each loan being consolidated--

     (a) that the loan's a legal, valid, and binding obligation of the borrower;

     (b) that each such loan was made and serviced in compliance with applicable laws and regulations; and

     (c)  that the insurance on such loans is in full force and effect.

2 That the Federal Consolidation Loan(s) will be made on or after October 1, 2001. The expiration date of this Certificate is at the end of the day, September 30, 2002.

3. That the total unpaid principal amount of all Federal Consolidation Loans made under this Certificate is equal to or less than $50,000,000. Of that amount, the lender shall not make more than $10,000,000 of Consolidation Loans that include no underlying EAC or EAC processed loans.

4. That, if the Lender prior to the expiration of this certificate no longer proposes to make Federal Consolidation Loans, the Lender will so notify the Agency in order that the Certificate may be terminated. Such termination shall not affect the insurance on any Federal Consolidation Loan made prior to such termination.

5. That the Lender's Federal Loan Consolidation Program practices are subject to the Higher Education Act of 1965, the U.S. Department of Education regulations and Education Assistance Corporation's regulations, policies and procedures, including the Federal Family Education Loan Program Lender Participation Limitation, Suspension or Termination procedures, as amended from time to time.

6. That the Lender complies with reporting requirements, as specified from time to time by the U.S. Department of Education.

7. That the alternative repayment terms offered to borrowers are fixed, graduated, and income sensitive repayment options.

8. That Education Assistance Corporation's office at 115 First Avenue, SW, Aberdeen, South Dakota is designated as the office which will process claims and perform other related administrative functions.

In witness whereof, Lender and EAC have caused this agreement to be duly executed and delivered this 27/th/ day of September 2001.

EAC:                                          Lender:
Education Assistance Corporation              U.S. Bank National Association
115 First Avenue SW                            as Trustee for Education
Aberdeen, SD 57401                             Loans Incorporated
                                              105 First Avenue SW
                                              Aberdeen, SD 57401


By:   /s/ (signature unreadable)              By:    Tom Steele
   ---------------------------------             -------------------------------
Its:  President                               Its:   Corp. Trust Officer
    ---------------------------------             ------------------------------

                                        2